Exhibit   11
                             PEN INTERCONNECT, INC.
                       CALCULATION OF EARNINGS PER SHARE
                       FOR THE THREE MONTH PERIOD ENDED
                             MARCH 31, 1996 & 1995

                                                         Months Weighted
                                                Common    Out-   Average
                   1996                         Shares  standing  Shares
- --------------------------------------------------------------------------
Balance at January 1, 1996                     2,700,000    3    8,100,000
Balance at March 31, 1996                      2,700,000         8,100,000

Weighted average number of shares for three months               2,700,000
Earnings for three months ended March 31,                     $     71,684
Earnings per share                                            $       0.03

                   1995

Balance at Januray 1, 1995                     1,700,000    3    5,100,000
Balance at March 31, 1995                      1,700,000         5,100,000

Weighted average number of shares for three months               1,700,000
Earnings for three months ended March 31,                     $    179,959
Earnings per share                                            $       0.11


                          FOR THE SIX MONTH PERIOD ENDED
                               MARCH 31, 1996 & 1995

                   1996

Balance at October 1, 1995                     1,700,000    6   10,200,000
Issued shares November 17, 1995                1,000,000   4.5   4,500,000
Balance at March 31, 1996                      2,700,000        14,700,000

Weighted average number of shares for six months                 2,450,000
Earnings for six months ended March 31,                       $    251,980
Earnings per share                                            $       0.10

                   1995

Balance at October 1, 1994                     1,200,000    6    7,200,000
Issued shares in October 1994                    500,000    6    3,000,000
Balance at March 31, 1995                      1,700,000        10,200,000

Weighted average number of shares for six months                 1,700,000
Earnings for six months ended March 31,                       $    329,566
Earnings per share                                            $       0.19